UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2020

Donnelley Financial Solutions, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37728	36-4829638
(Commission File Number)	(IRS Employer Identification No.)

35 West Wacker Drive,
Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

(844) 866-4337

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.01)	DFIN	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05	Costs Associated with Exit or Disposal Activities

As previously disclosed, the implementation of Securities and Exchange Commission (the “SEC”) Rule 30e-3 under the Investment Company Act of 1940 (Annual & Semi-Annual Reports) and amendments to Rule 498A under the Securities Act of 1933 (Summary Prospectus) will significantly reduce print volumes of Donnelley Financial Solutions, Inc. (the “Company”) beginning January 1, 2021. In connection therewith, on May 8, 2020, management of the Company committed to a restructuring plan that includes the shutdown of the majority of its offset production at its Lancaster Steel Way facility by the end of 2020 and transfer of the Company’s digital & fulfillment operations, as well as certain other office personnel, at the Company’s Lancaster Horseshoe Road facility to the Steel Way facility. The plan will include removal of existing equipment at the Steel Way facility in order to make room for equipment to be transferred from the Horseshoe Road facility and construction of new office space for employees moving from the Horseshoe Road facility to the Steel Way facility. The Company expects to complete its exit from the Horseshoe Road facility on or about April 30, 2021. Communication to employees at the impacted facilities was made on July 22, 2020.

The Company currently expects to record a pre-tax cash expense of approximately $4.7 million in the remainder of fiscal year 2020 for severance & other expense related to employee terminations and approximately $2.1 million through the second quarter of fiscal year 2021 related to offset production shut down at, and transition of digital and fulfillment operations to, the Steel Way facility, including approximately $0.6 million in restructuring charges, approximately $1.0 million capital expenditures and approximately $0.5 million appropriated expense. The Company expects sales related to print and distribution to be reduced by $130-$140 million in 2021 as a result of the regulatory changes and the Company’s exit from certain print-related relationships. The Company’s current estimate of the related non-GAAP adjusted EBITDA impact in 2021 is a reduction of $5-$10 million, an improvement of $5 million from the previously communicated estimated impact. Reconciliations of net earnings to Non-GAAP Adjusted EBITDA are presented in the table below.

Reconciliation of GAAP Net Earnings (Loss) to Non-GAAP Adjusted EBITDA

Estimated impact of regulatory changes and exit from certain print-related relationships

($ in millions)

	For the Twelve Months Ended December 31, 2021
	Low end of Expected Range	High end of Expected Range
Estimated GAAP net earnings impact	$(3.9)	$(7.4)

Adjustments
Restructuring	0.5	0.5
Income tax expense (benefit)	(1.6)	(3.1)

Total Adjustments	(1.1)	(2.6)

Estimated Non-GAAP Adjusted EBITDA impact	(5.0)	(10.0)

This Item 2.05 includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of the Company and its expectations relating to future financial condition and performance. Statements that are not historical facts, including statements about the Company management’s beliefs and expectations, are forward-looking statements. Words such as “believes,” “anticipates,” “estimates,” “expects,” “intends,” “aims,” “potential,” “will,” “would,” “could,” “considered,” “likely,” “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from the Company’s current expectations depending upon a number of factors affecting the business and risks associated with the performance of the business. These factors include such risks and uncertainties detailed in the Company’s periodic public filings with the SEC, including but not limited to those discussed under “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2019, those discussed under “Cautionary Statement” in the Company’s quarterly Form 10-Q filings, and in other investor communications of the Company’s from time to time. The Company does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONNELLEY FINANCIAL SOLUTIONS, INC.

Date: July 22, 2020	By:	/s/ Dave Gardella
Dave Gardella
Chief Financial Officer